Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-282771 and File No. 333-211662 on Form S-8, and File No. 333-187451 on Form S-3/D of Citizens Financial Services, Inc. of our report dated March 12, 2026, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Citizens Financial Services, Inc. for the year ended December 31, 2025.

/s/S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
March 12, 2026

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH
2009 Mackenzie Way • Suite 340	161 Washington Street • Suite 200	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066	Conshohocken, PA 19428	Wheeling, WV 26003	Steubenville, OH 43952
(724) 934-0344	(610) 278-9800	(304) 233-5030	(304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia